UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2025, Janover Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with the investors identified on the signature pages thereto (the “Investors”), pursuant to which the Company issued to the Investors $41,950,000 million in aggregate principal amount of convertible notes (the “Notes”), which are convertible into the Company’s common stock, par value $0.00001 per share (“Common Stock”), together with warrants issued for each $1,000 in principal amount of convertible notes purchased to purchase (1) approximately 8.333 shares of Common Stock at an exercise price of $120 per share (“Warrant 1”) and (2) approximately 6.666 shares of Common Stock at an exercise price of $150 per share (“Warrant 2” and, together with Warrant 1, the “Warrants”).

Convertible Note

The Notes accrue interest at a rate of 2.5% per year, paid in cash quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, and mature on April 6, 2030. The Notes are convertible at any time prior to the Maturity Date, conditioned on the requirement that the Company’s market capitalization equaled or exceeded $100 million on the day prior to the conversion date. The conversion price will be set on the date that the Company’s market capitalization first equals or exceeds $100 million to equal the last reported sale price of the Common Stock on The Nasdaq Stock Market, subject to a minimum price of $4.81. Once set, the conversion price will not be adjusted, except for customary anti-dilution and dividend protection. Conversion of the Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of Common Stock.

The holders of the Notes have the right to require the Company to repurchase the Notes at a price equal to 100% of par plus accrued and unpaid interest, if any, on April 6, 2028. In addition, the Company may redeem the notes on or after April 6, 2028 if the last reported sale price of the common stock has been at least 130% of the conversion price for at least 20 trading days during a period of 30 consecutive trading days at a price equal to 100% of par plus accrued and unpaid interest, if any.

The Notes provide that the holder may not convert any portion of such holder’s Notes to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after conversion, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.

The Notes contains certain other customary covenants and customary events of default provisions.

Warrants

The Warrants exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. The Exercise Prices are subject to adjustments upon the issuance of stock dividends, and subdivision or combinations of shares of Common Stock by the Company.

Warrants for certain investors provide that the holder may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Registration Rights

Pursuant to the Securities Purchase Agreements, the Company has agreed to enter into a customary registration rights agreement with the Investors within 30 business days of the date of the Securities Purchase Agreements.

The foregoing summaries of the Securities Purchase Agreements, Notes and Warrants are qualified in their entirety by reference to the full text of each of the Securities Purchase Agreements, Notes and Warrants, copies of which are attached hereto as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Securities Purchase Agreements and Notes above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Company’s offering and sale of the Notes and the Warrants, including the shares of Common Stock issuable upon conversion or exercise of the Note or Warrants, was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the issuance of the Securities, nor the shares of Common Stock issuable upon conversion or exercise of the Note or Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 5.01 Changes in Control of Registrant.

On April 4, 2025, Blake Janover, chief executive officer and director of Company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Defi Dev LLC, a Delaware limited liability company (“Defi Dev”), and 3277447 Nova Scotia Ltd, a corporation formed under the laws of Canada (“NS Corp”) to sell (i) 728,632 shares of Common Stock, with each share of common stock entitled to one vote per share and representing approximately 51.0% of the Company’s 1,428,464 issued and outstanding shares of common stock and (ii) 10,000 shares of Series A Preferred Stock of the Company, with each share of Series A Preferred Stock entitled to 10,000 votes per share on all matters entitled to be voted upon by the common stock unless otherwise prohibited by law. Defi Dev and NS Corp were previously unaffiliated parties to the Company. Defi Dev purchased 412,041 shares of common stock and 5,500 shares of Series A Preferred Stock for $2,255,338 utilizing funds contributed by its managing member and other members. A portion of the funds for the purchase of shares by DeFi Dev came from a loan from Joseph Onorati. NS Corp purchased 316,591 shares of common stock and 4,500 shares of Series A Preferred Stock for $1,744,662 utilizing funds contributed by its controlling stockholder. The aggregate purchase price was $4,000,000. The transactions under the Purchase Agreement constitute a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 4, 2025, Samuel Haskell, Marcelo Lemos and Ned Siegel resigned from the Board and, to the extent applicable, all committees thereof. The directors’ resignations were not related to any disagreement with the Company.

On April 4, 2025, the Board elected each of Joseph Onorati, Marco Santori and Zachary Tai as directors of the Company, to fill the vacancies on the Board. Mr. Santori was appointed to serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board and Mr. Tai was appointed to serve on the Audit Committee and Compensation Committee and Nominating and Corporate Governance Committee of the Board. None of Mr. Onorati, Mr. Santori or Mr. Tai have or have had a material interest in any transaction disclosable under Reg S-K Item 404(a). The Board expects to adopt a new compensation program for non-executive directors, but has not yet done so.

After such replacements, the new Board is composed of Mr. Janover, Mr. Caragol (independent), Mr. Onorati (chairman), Mr. Santori (independent) and Mr. Tai (independent). The Audit Committee is composed of Mr. Santori, Mr. Caragol and Mr. Tai. The Compensation Committee is composed of Mr. Caragol and Mr. Tai. The Nominating and Corporate Governance Committee is composed of Mr. Santori and Mr. Tai and Mr. Caragol.

On April 4, 2025, the Board made the following officer appointments:

-	Mr. Onorati was appointed by the Board as the chief executive officer of the Company. Mr. Onorati, age 41, most recently served as chief strategy officer at Kraken Digital Asset Exchange, working at Kraken from 2016 to 2024. Previously, he was at CaVirtEx, the first Bitcoin exchange in Canada, from 2013 to 2015 where he was appointed as interim CEO, until he sold the company to Coinsetter, which was later acquired by Kraken.

Mr. Onorati succeeds Mr. Janover as CEO of the Company. Mr. Janover will remain as an employee of the Company serving as chief commercial officer and will lead the Company’s existing AI-powered online commercial real estate platform.

The Board expects to set compensation for Mr. Onorati, and will file an amendment to this current report on Form 8-K to report such information once it is available. Mr. Onorati is a director and controlling stockholder in NS Corp, which owns 22.16% of the outstanding shares of Common Stock following the closing of the transactions contemplated by the Purchase Agreement.

-	Parker White was appointed by the Board as the chief operating officer and chief investment officer of the Company. Mr. White, age 31, previously served as an Engineering Director at Kraken Digital Asset Exchange from December 2018 to March 2025. He also runs a Solana validator with $75 million in delegated stake. Earlier in his career, Mr. White served as the Director of Research and Trading for TCG Advisors, a $2 billion institutional asset manager, from May 2014 to December 2018.

The Board expects to set compensation for Mr. White, and will file an amendment to this current report on Form 8-K to report such information once it is available. Mr. White is the managing member of Defi Dev LLC, which owns 28.85% of the outstanding shares of Common Stock following the closing of the transactions contemplated by the Purchase Agreement.

-	Blake Janover, former CEO of the Company, was appointed by the Board as the chief commercial officer of the Company.

Item 7.01 Regulation FD Disclosure

On April 7, 2025, the Company issued an investor presentation. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and will not be deemed to be “filed” for any purpose, including for the purposes of Section 18 the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing

Item 8.01 Other Events.

On April 7, 2025, the Company issued a press release announcing the closing of the offering of the Notes and Warrants. A copy of the press release is filed as Exhibit 99.2 hereto.

On April 7, 2025, the Company issued a press release addressing the matters set forth under Item 5.01 and 5.02, above. The press release also announced that its Board of Directors has approved the inclusion of Solana (“SOL”) as an asset in the Company’s treasury management program (“Announcement”), which the Company believes will diversify its treasury holdings. A copy of the press release is filed as Exhibit 99.3 hereto.

In connection with the Announcement, the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Our financial results and the market price of our common stock may be affected by the prices of Solana (“SOL”).

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we may invest in SOL. The price of SOL has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as SOL, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of SOL.

Any decrease in the fair value of SOL below our carrying value for such assets could require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our common stock. In addition, the application of generally accepted accounting principles in the United States with respect to SOL remains uncertain in some respects, and any future changes in the manner in which we account for our SOL assets could have a material adverse effect on our financial results and the market price of our common stock.

In addition, if investors view the value of our common stock as dependent upon or linked to the value or change in the value of our SOL holdings, the price of SOL may significantly influence the market price of our common stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our SOL assets, we may lose some or all of our SOL assets and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our investment in SOL. While we use highly reviewed and audited custody solutions, a successful security breach or cyberattack could result in a partial or total loss of our SOL assets in a manner that may not be covered by insurance or indemnity provisions of our custody agreements with those custodians. Such a loss could have a material adverse effect on our financial condition and results of operations.

We face other risks related to our SOL treasury reserve business model.

Our SOL treasury reserve business model exposes us to various risks, including the following:

●	SOL and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our SOL strategy subjects us to enhanced regulatory oversight.

●	Regulatory changes could impact our ability to operate validators or receive rewards.

●	Regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations.

●	Potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities.

●	We could be subject to lawsuits alleging violations of securities laws if SOL is deemed a security.

●	If our SOL holdings and staking activities are deemed to meet the definition of an “investment company” under the Investment Company Act of 1940, we could face compliance obligations or enforcement actions.

●	The Securities and Exchange Commission has previously referred to SOL as a potential security in enforcement actions against major exchanges, though those cases have since been dismissed.

●	Our operations may be subject to enhanced scrutiny and compliance requirements if SOL is classified as a security in the future.

●	Uncertainty around SOL’s regulatory status may impact our ability to list on certain exchanges.

●	Changes in political administration may not guarantee a favorable regulatory environment for SOL.

●	Future Securities and Exchange Commission actions or court decisions could retroactively classify SOL as a security, potentially leading to penalties or forced unwinding of transactions.

●	Increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.3 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Note
4.2	Form of Warrant 1
4.3	Form of Warrant 2
10.1	Form of Securities Purchase Agreement, dated April 4, 2025, by and between the Company and the Investors.
99.1	Investor Presentation dated April 7, 2025.
99.2	Press Release, dated as of April 7, 2025.
99.3	Press Release, dated as of April 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2025	JANOVER INC.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO